UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 3, 2006

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GLOBAL ENTERTAINMENT HOLDINGS/EQUITIES, INC.

(Exact name of registrant as specified in its charter)

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Colorado	0-27637	47-0811483
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

703 Waterford Way, Suite 690, Miami, Florida 33126

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 305-374-2036

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01

Completion of Acquisition or Disposition of Assets.

Effective October 3, 2006 a share exchange agreement with Bayshore Media Group was  completed by Global Entertainment Equities/Holdings, Inc. (“Global Entertainment” or the “Company”).

For accounting purposes, the acquisition of Bayshore Media Group, along with the Company’s recent sale of its assets on September 18, 2006, resulted in a reverse merger and Bayshore Media Group is the accounting survivor and surviving business entity; however, the Company is the surviving legal entity. The Company’s Board of Directors approved and recommended, pursuant to a unanimous written consent dated June 10, 2006, that the proposal to amend the Company’s articles of incorporation to increase its authorized common stock be accepted by its shareholders. A report and notice of a special meeting including the proposal was mailed to the Company’s record shareholders as of August 28, 2006. As of the record date there were 8,289,476 shares of the Company’s common stock outstanding. At a special meeting held on October 3, 2006, 5,335,342 shares of the Company’s common stock voted in favor of the proposal, 52,371 shares were voted against the proposal and there were no abstentions.

Share Exchange

As disclosed above, the share exchange was accounted for as a reverse merger, with Bayshore as the surviving entity. At the effective time of the share exchange, all outstanding shares of Bayshore common stock held by 25 Bayshore shareholders were exchanged on a one for 0.489 basis for an aggregate of 194,541,008 shares of Global Entertainment common stock. Following the share exchange, Bayshore became a wholly owned subsidiary of Global Entertainment. In addition, an aggregate of 500,000 shares of common stock were issued to three consultants that performed services in connection with the share exchange. The aggregate number of shares of Global Entertainment common stock issued represents approximately 98% of the Global Entertainment common stock outstanding immediately after the effective date the share exchange. As a result, the shareholders of Bayshore have significant control over Global Entertainment. The shares issued to the Bayshore shareholders and consultants were issued under the exemption from registration provided by Section 4(2) of the Securities Act. The Bayshore shareholders had access to information concerning the Company and the opportunity to ask questions about the Company. The shares issued contain a legend restricting their transferability, absent registration or applicable exemption.

Options held by officers and directors and employees of Global Entertainment shall remain outstanding for a period of 90 days from the effective date of the share exchange and then expire pursuant to the terms of such options. These options are exercisable at prices ranging from $0.24 per share to $2.13 per share to acquire an aggregate of 208,447 shares of Global Entertainment common stock. Employment agreements with Bryan Abboud and Clinton Snyder provide for payments to these officers in the event their employment agreements with the Company are terminated. The agreements were terminated upon effectiveness of the share exchange. As such, upon the termination of the employment agreement with Mr. Abboud the Company paid Mr. Abboud $156,000, the equivalent of one year’s salary (Mr. Abboud waived his contractual right to a bonus payment upon termination) and upon the termination of Mr. Snyder’s employment agreement the Company paid Mr. Snyder $31,500, which is the equivalent of three month’s salary.

The Company and Bayshore have agreed that certain shares issued to Bayshore under the share exchange shall be subject to forfeiture in the event that Global Entertainment does not have a book value per share (pre reverse split) of $0.30 or greater at March 31, 2007. In the event that the actual book value per share is less than $0.30 at March 31, 2007, then the Bayshore shareholders shall, in the aggregate either, a) return an amount of shares of common stock of Global Entertainment to the Company such that the book value per share will equal $0.30 following the cancellation of those shares, and said shares shall be cancelled, b) contribute assets of a value such that the book value per share will equal $0.30 following the asset contribution or c) a combination of stock and asset contribution to meet this requirement. In the event Bayshore shareholders choose to or are required to contribute assets, to bring the book value to the required per share value, then the assets contributed will be valued in accordance with generally accepted United States accounting practices and must be appraised by an independent third party who is qualified to perform and render an opinion of value.

Management after the Share Exchange

The share exchange is a reverse merger in which Bayshore is the surviving company. As a result of this reverse merger, a change in control in Global Entertainment occurred. Pursuant to the share exchange agreement, the officers and directors of Global Entertainment resigned. Jacob Dadon, Lydia Dadon and Lilian Nieman were appointed to the board of directors and will serve as directors of Global Entertainment until the next annual meeting of Global Entertainment’s shareholders. The new board of directors appointed new officers of Global Entertainment. Biographical information concerning the new directors and officers is set forth below:

Name	Age	Position
Jacob Dadon	24	Chief Executive Officer, Chief Financial Officer and Director
Lydia Dadon	48	Secretary and Director
Lilian Nieman	70	Director

Jacob Dadon has served as chief executive officer, chief financial officer and director of Bayshore since its inception. Mr. Dadon has also served as president of Giants Entertainment, Inc., a Delaware corporation, which transferred to Bayshore Media full right and title to its 14 current unreleased motion pictures. Giants Entertainment, Inc. is a motion picture production company with over 300 employees. Mr. Dadon has served as executive producer for over 20 films. Jacob Dadon is the son of Lydia Dadon and grandson of Lilian Nieman.

Lydia Dadon has served as a director of Bayshore since its inception. From April 1989 through May 2003 Ms. Dadon served as executive producer of Giants Entertainment, Inc. Ms. Dadon is the mother of Jacob Dadon and daughter of Lilian Nieman. Ms. Dadon filed a petition under the federal bankruptcy laws under Chapter 7. The petition was discharged in 2005.

Lilian Nieman has served as a director of Bayshore since its inception. From 1954 through 1977, Ms. Nieman owned and operated several supermarkets throughout England under the name “Nieman’s”. Ms. Nieman is retired. Ms. Nieman is the grandmother of Jacob Dadon and mother of Lydia Dadon.

Compensation

Employment Agreements

Global Entertainment intends to enter into an executive employment agreement with Jacob Dadon and Lydia Dadon. In consideration for serving as chief executive officer and chief financial officer, Global Entertainment will pay Jacob Dadon an initial base salary of $200,000. In consideration for serving on the Board of Directors and as Secretary, Global Entertainment will pay Lydia Dadon an initial base salary of $120,000.

Consulting Fees

At June 30, 2006, accrued liabilities in Bayshore includes $454,500 due to the officers and other affiliates for consulting fees for the period from inception to June 30, 2006. Consulting services provided by Jacob Dadon included, but were not limited to general executive and operating supervision over the business and affairs of the company. Consulting services provided by Lydia Dadon and Lilian Nieman included, but were not limited to, assisting the company to develop its business, business marketing and development of business opportunities. David Dadon assisted the company in developing its business, attempting to formulate the optimum strategy to meet its working capital and capital resource needs and assisted in identifying and evaluating potential merger and acquisition candidates for the company. David Dadon is the father of Jacob Dadon and husband of Lydia Dadon. Global Entertainment assumed these obligations in connection with the share exchange. The following amounts included in the total were due to the officers and affiliates at June 30, 2006:

Lydia Dadon	$150,000
Jacob Dadon	$119,500
Lilian Nieman	$65,000
David Dadon	$120,000

Interests of Certain Persons in the Share Exchange

The following table sets forth certain information regarding the beneficial ownership of Global Entertainment’s common stock as of the August 28, 2006 (pre reverse split), and as adjusted to give effect to the share exchange as if such transaction had occurred on such date, by those individuals who serve as directors and by the directors and executive management of Global Entertainment (as a group) following the share exchange. The table also includes, on an adjusted basis to give effect to the share exchange, each person that will own more than 5% of Global Entertainment’s common stock following the share exchange. Shares of common stock subject to options and warrants currently exercisable or exercisable within 60 days from the date hereof are deemed outstanding for computing the percentage of the person holding such options or warrants, but are not deemed outstanding for computing the percentage ownership of any other person. Percentages reported for shares beneficially owned following the share exchange and reverse split are based on total outstanding shares of 197,768,925. The address for each of the former Global Entertainment affiliates below is 703 Waterford Way, Suite 690, Miami, Florida 33126, the address for each of the Bayshore affiliates below is 23760 Oakfield Road, Hidden Hills, California 91302.

	Shares Beneficially Owned Prior to Share Exchange and Reverse Split		Shares Beneficially Owned Following Share Exchange and Reverse Split
Name	Number	Percentage	Number	Percentage
Bryan Abboud(1)	3,568,858	43.1%	1,189,619	*
Thomas Glaza(2)	110,310	1.4%	36,770	*
James Doukas(3)	86,558	1.0%	28,853	*
Dennis Deblois(4)	160,000	1.9%	53,333	*
Clint Snyder	90,000	1.1%	30,000	*
Joann Abboud(8)	707,194	8.5%	235,371	*
Todd Elmquist	561,285	6.8%	187,095	*
David & Nancy Abboud	465,693	5.6%	155,231	*
Jacob Dadon(5) (9) (10)	-0-	0%	21,608,504	10.9%
Lydia Dadon(6) (9)	-0-	0%	21,608,504	10.9%
Lilian Nieman(7)	-0-	0%	740,825	3.0%
David Dadon(9)	-0-	0%	21,608,504	10.9%
Jacqueline Dadon(9) (10)	-0-	0%	21,608,504	10.9%
Barry Dadon(9) (10)	-0-	0%	21,608,504	10.9%
Darryl Dadon(9) (10)	-0-	0%	21,608,504	10.9%
Mazelle Dadon(9) (10)	-0-	0%	21,608,504	10.9%
Giants Entertainment, Inc.(9)	-0-	0%	40,306,486	20.4%
New directors and officers as a group (3 persons)			43,957,833	22.2%

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*

Less than 1%

(1)

Includes 292,938 shares beneficially owned by Bryan Abboud by virtue of his ownership of options to purchase: (i) 78,938 shares of common stock through December 31, 2008, at an exercise price of $0.50 per share; (ii) 132,000 shares of common stock through December 31, 2009, at an exercise price of $0.50 per share; (iii) 50,000 shares of common stock through December 31, 2011, at an exercise price of $0.71; and (iv) 32,000 shares of common stock through December 31, 2012, at an exercise price of $0.50. Includes 419,600 shares beneficially owned as grantor of the Kinderen Trust and 200,000 shares beneficially owned as grantor of the MDA Trust.

(2)

Includes 42,000 shares beneficially owned by Tom Glaza by virtue of his ownership of options to purchase:(i) 12,000 shares of common stock through December 31, 2012, at an exercise price of $0.50 per share; and (ii) 30,000 shares of common stock through December 31, 2011, at an exercise price of $0.71 per share.

(3)

Includes 12,000 shares beneficially owned by James Doukas by virtue of his ownership of options to purchase 12,000 shares of common stock through December 31, 2012, at an exercise price of $0.50 per share.

(4)

Includes 36,000 shares beneficially owned by Dennis Deblois by virtue of his 60% ownership of International Data Consultants, Inc.

(5)

Jacob Dadon is the son of Lydia and David Dadon and the grandson of Lilian Neiman. Jacob Dadon owns 20% of Giants Entertainment, Inc.

(6)

Lydia Dadon is the daughter of Lilian Neiman, and the wife of David Dadon.

(7)

Lilian Neiman is the mother of Lydia Dadon and the grandmother of Jacob Dadon, Jacqueline Dadon, Barry Dadon, Darryl Dadon and Mazelle Dadon.

(8)

Joann Abboud is the mother of Bryan Abboud. Joann Abboud is the owner of 100% of the voting stock of Camelot Investments, Inc. Camelot Investments, Inc. owns 75,913 shares of the Company’s Common Stock. These shares are reflected in the total 707,194 shares owned by Joann Abboud.

(9)

Giants Entertainment is owned 20% each by the children of David and Lydia Dadon: Jacob Dadon, Jacqueline Dadon, Barry Dadon, Darryl Dadon and Mazelle Dadon.

(10)

Does not include beneficial interest in Giants Entertainment, as individual ownership does not represent control. See footnote (9) above.

Business of Bayshore

Overview

Bayshore is a development stage Nevada corporation. Bayshore owns the exclusive rights to 14 never released feature length films. Bayshore believes that this reverse merger into a public company will enable it to grow by opening access to funding sources. Bayshore’s business plan calls for strengthening the management team, identifying and securing license/distribution agreements, build out a production infrastructure, develop partnerships with major studios, satellite and cable companies, expand its film portfolio with unique and high quality titles and identify potential acquisition targets. Bayshore has not experienced any growth since inception and has an accumulated deficit of $755,408 as of December 31, 2005 and $1,196,233 as of June 30, 2006.

Bayshore’s office is located at Howard Hughes Center, 3960 Howard Hughes Parkway, Suite 500, Las Vegas, Nevada, 89109 and Bayshore’s telephone number is (702) 990-3707. Bayshore’s web site is located at www.bayshoremediagroup.com. Information on its web site is not a part of this report. Bayshore also maintains an office in Vancouver British Columbia at 717 Jervis Street, Suite 2402, Vancouver, BC, Canada, V6E 4N5.

Introduction and Background

Bayshore is a private company incorporated in November 2004 under the laws of the state of Nevada. Also in November 2004, Bayshore acquired full right and title to all intellectual property associated with the 14 feature length films from Giants Entertainment, Inc., a company with related ownership to Bayshore. Giants Entertainment Inc., is owned 20% each by the children of David and Lydia Dadon: Jacob Dadon, President of Bayshore, Jacqueline Dadon, Barry Dadon, Darryl Dadon and Mazelle Dadon.

Bayshore is an independent producer and distributor of motion picture, video and television entertainment. However, to date Bayshore has had minimal operations, except for its acquisition of films from Giants Entertainment. As an independent producer, Bayshore is not tied to any of the major motion picture studios.

Bayshore Media Group Film Titles

In November of 2004, Bayshore acquired full right and title to 14 never-released full-length feature films (“the Bayshore Films”). The Bayshore Films are a diverse group of film titles covering all genres - action, comedy, drama, horror, and romance. Bayshore intends to release each of the Bayshore Films domestically and internationally in 2006 and 2007. Bayshore’s material assets are the rights to the following films:

Bad Fellas A Bryan Genesse action film starring Michael Madsen and Bryan Genesse.	$500,000 Payoff A Mike Tristano thriller starring Miles O’Keefe and Angela Nicholas.
Cop on The Run Action film starring Michael Madsen and William Forsythe.	Daddyfox Thriller starring Tara Daniels, Martin Hancock and Malcolm Pitt.
Jungle Juice Comedy starring Christopher Walken, Morgan Fairchild, Rutger Hauer and Robert Wagner.	Italian Ties Comedy starring Joe Viterelli, Dean Stockwell, Thomas Calabro, Madchen Amick and Meat Loaf.
Innocent Man Action / Drama starring Frank Zagarino and Charles Durning.	Revenge Games Action film starring Shawn Hoffman and Alexandra Kaniak.
Seventh Veil Thriller directed by Albert Q. Chetwyn starring Christopher Rich.	Sitting Ducks Comedy starring Annabel Mullion and Serge Sorhic.
Strike Behind Enemy Lines Action film starring Frank Zagarino, Billy Drago and Joe Lara.	Ultimate Target Action film starring Michael Madsen, George Cheung and Gary Daniels.
Uninvited Guest Thriller starring John Savage and Joe Lara.	Very Mean Men Dark comedy starring Martin Landau, Matthew Modine, Ben Gazzara, Charles Durning and Scott Baio.

Growth Strategy

In the short-term, Bayshore believes its primary source of revenues will be from the license and distribution of the Bayshore Films domestically and internationally. Over the medium- to longer-term, Bayshore intends to acquire additional independent production and distribution firms, film libraries and build out or acquire production and post-production facilities in Canada and the United States. Bayshore has no current or contemplated acquisitions.

Bayshore is in the process of building an online presence (www.bayshoremediagroup.com) which may include: interactive games and activities related to current and future Bayshore films and television series; access to the library of Bayshore Films (existing, newly produced and acquired); regional entertainment information; movie reviews and online columns; entertainment and cultural news and events; chat rooms; and an online store.

The company has highlighted the following objectives as critical success factors in implementing the Bayshore business plan:

(1)

Secure Funding for Growth. Bayshore will seek $30.0 million to launch Bayshore on an international scale. The funding will enable Bayshore to enter into the critical licensing agreements for the Bayshore Films while at the same time begin a corporate marketing campaign and work on new projects. Bayshore principals have agreed to provide the necessary funding to achieve the business plan in the event Bayshore is not able to secure outside third party financing.

(2)

Identify and Secure License Distribution Agreements. Bayshore will focus on entering into licensing distribution agreements for the Bayshore Films.

(3)

Build out Internal Sales & Marketing Department. Bayshore will require additional sales and marketing personnel to assist in entering into the above-noted license agreements and to serve as account managers overseeing critical distribution partnerships.

(4)

Launch Marketing Program. Bayshore will use online and offline-marketing techniques to create brand name awareness and to generate revenues from the sale of licensed merchandise. The detailed marketing plan focuses on: (a) creating brand name awareness; (b) developing target market awareness of the corporate website; (c) creating a loyal and active user base for the website – i.e., a community of users; and, (d) securing key strategic partners.

(5)

Build out Production Infrastructure. Bayshore intends to build or acquire its own in-house production capabilities, sound stages, film stages, talent and production technology so as to be able to internally produce high quality products.

(6)

Enhance Website. Bayshore intends its corporate website to serve as an information tool, an entertainment portal and a revenue centre. Accordingly, Bayshore is in the process of evaluating potential technology and e-commerce partners to assist in enhancing the overall functionality of the website. The website will be modular in nature so as to be able to grow and expand with Bayshore’s entry into new markets.

(7)

Pursue Strategic Partnerships. As an independent producer, Bayshore intends to develop partnerships with major studios, satellite and cable companies to develop content specifically for these parties. Such partnerships would reduce the amount of capital Bayshore would need to invest in new production.

(8)

Produce Unique and High Quality Titles. Over the longer-term, Bayshore intends to expand its film portfolio and diversify its revenue streams.

(9)

Identify Potential Acquisition Targets. Bayshore’s business plan focuses on both organic growth and growth through acquisition. Potential acquisition candidates going forward include libraries of film titles and independent production and distribution companies. Bayshore will target acquisitions with significantly under-leveraged / under-performing assets which will benefit from Bayshore’s network of distributors and operating infrastructure.

(10)

Strengthen Management Team for Long-Term Growth. Management of Bayshore recognizes that additional marketing, operations and production executives are required to achieve the targeted results. Bayshore management will attempt to identify and hire key individuals who will join Bayshore as executives upon completion of the reverse merger.

Initial Film Properties

In exchange for common stock in Bayshore, Giants Entertainment along with its affiliates, transferred full right and title to 14 high quality, un-released motion pictures. None of the Bayshore Films have been theatrically released to date, and domestic and international rights have yet to be sold. Although some of the films have been previously marketed and announcements issued in press releases regarding distribution agreements, none of the films have been theatrically released nor have any rights to the films been contracted.

Management of Bayshore has estimated the costs to re-produce the Bayshore Films at an amount in excess of $129 million. Evans & Evans, Inc., an independent appraiser, valued the films at approximately $60,600,000 at October 31, 2005.

Entertainment Industry – An Overview

Independent Film Producers

A film is a bundle of rights. Everything and everyone that appears in, or participates in the making of the film needs a contract or agreement. When a project is truly independently financed, the producer has the ability to exert more control over the project and possibly sell off the rights separately to various companies and organizations. Rights that can be sold include the various media rights, such as, but not limited to theatrical, broadcast, home video and multimedia, which can be sold to distributors and broadcasters.

A producer who has retained the rights to a project can make separate deals for distribution of the film to various theaters as well. When these distribution rights are kept, the producer will then receive more of the profits that are brought in by the film.

Film Distribution

The motion picture industry has two principal activities: production and distribution. ‘Production’ encompasses the development, financing and creation of feature-length motion pictures. ‘Distribution’ involves the global promotion and exploitation of motion pictures in theatrical exhibition, home video, television and other ancillary markets.

The Players

The motion picture industry is comprised of three main categories of operators: (1) major studios (“the Majors”); (2) the Mini-Major Studios (“the Mini-Majors”) who are often partially or wholly owned subsidiaries of the Majors; and (3) independent distributors and/or producers (“the Independents”).

The Majors are large diversified organizations with global distribution capabilities. In the United States, the Majors typically self-distribute the films they produce or finance. Internationally, the Majors typically distribute or control the distribution of the films they produce or finance. Historically, the Majors have produced and/or distributed the majority of high-grossing motion pictures released annually in the United States. In addition, most of the Majors have created or accumulated substantial and valuable motion picture libraries that generate significant revenues. These revenues often provide the Majors with a stable source of earnings to offset variations in the financial performance of their motion picture releases and other aspects of their operations.

The Mini-Majors, like the Independents, often have limited or no internal production capabilities. The budgets of the films they release are usually lower than films produced by the Majors. The distribution infrastructures of the Mini-Majors are less extensive than with the Majors. Mini-Majors typically either self-distribute or distribute through arrangements with the Majors or with independent distributors. Like the Majors, film library revenues are important sources of income for the Mini-Majors and many of them have built up substantial assets through film libraries.

Despite the limited resources generally available to Independents, independent films have gained wider market approval and increased share of overall box office receipts in recent years. According to the Motion Picture Association of America data, January through March 2005 showed approximately 15% of US domestic box office revenue was from independent or indie studios. Creative, business, and technological reasons have all contributed to the growth of the indie film scene in recent history. Past successful independent films such as My Big Fat Greek Wedding, Bend It Like Beckham, Saw, Diary of a Mad Black Woman and Crash highlight moviegoers’ willingness to support high quality motion pictures despite limited marketing and production budgets.

The Life of a Film

There are four distinct phases prior to the initial release of a film: development, pre-production, principal photography and post-production.

Most expenditures of film production, from the development phase to completing post-production - including payments to the actors and the production crew - constitute a film’s “negative cost.” Negative cost does not include profit participations for personnel.

Distributing or exploiting the project in various markets, both domestically and internationally, under the customary release patterns or “windows” will generate the majority of the revenues received by a film. Distribution windows include domestic and international theatrical exhibition, home video, satellite, television and non-theatrical venues.

The following diagram outlines the traditional time frames for standard release window.

Marketplace	Months After Initial Domestic Theatrical Release	Approximate Release Period
Domestic theatrical		4-6 months
International theatrical		6-12 months
Domestic home video (initial release)	4-6 months	6 months
Domestic pay-per-view	6-9 months	2 months
International Video (initial release)	6-12 months	6-12 months
Domestic pay television	12-15 months	18 months
International television (pay or free)	18-24 months	12-36 months
Domestic free television	30-33 months	1-5 years

International box office receipts for films produced in the United States typically approximate or exceed the same film’s domestic box office receipts. However, depending upon genre, the international appeal of the cast and other factors, results can vary dramatically. A film is typically released internationally one to six months after the domestic theatrical release, although in certain territories the release might occur concurrently. Although distribution arrangements will likely vary from territory to territory, the international theatrical release will generally follow patterns similar to the domestic release.

Most films are distributed in the home video market utilizing a rental strategy, whereby videocassettes or DVDs are sold by distributors to video retailers, who in turn rent cassettes/DVDs to consumers. Using a rental strategy, the distributor receives compensation by selling individual video units to rental outlets. Therefore the distributor does not receive a percentage of the revenues generated by the rentals themselves. The number of rental units sold to retailers is normally dependent upon domestic box office performance. Under a rental strategy, the costs of manufacturing the cassettes/DVDs and marketing the release are the principal expenses incurred by the distributor.

A sell-through strategy might be chosen if a distributor believes that selling video units directly to consumers will likely result in larger profits than using a rental strategy alone. This decision will be based upon a film’s domestic theatrical performance and would likely occur only if the film generates over US$100 million in domestic box office receipts.

The international home video release of a film generally occurs six months after the international theatrical release in any given territory. The arrangements for the international home video release will likely be similar to domestic arrangements except for costs with distribution, dubbing and reformatting.

Television rights primarily include pay-per-view, network syndication and cable. The value of television rights are generally based on the success of the film in the domestic theatrical window, and network television rights are typically licensed only in the event of a highly successful theatrical release. However, pay per view and cable rights may be licensed for a substantial amount even in the event of an unsuccessful theatrical release or no theatrical release at all. Other than theatrical box office performance, primary factors that will typically increase the value of a film licensed in these venues are the film’s cast and genre, and sometimes its performance in home video and ancillary markets.

A distributor may license a film for non-theatrical exhibition to sub-distributors who make the movie available to airlines, ships, military installations, prisons, hotels and government institutions. As with the home video and television markets, the value of these rights correlates closely to the film’s success in the domestic theaters.

In its 2006 Business of Movie Production & Distribution, Kagan Research, LLC (“KR”) estimated the size of the U.S. home video market to be $25.7 billion, and growing to $33.6 billion by 2014. In its 2004 State of Home Video Report, KR stated that growth in this sector has been driven by increased DVD penetration that reached 59.7% in 2004, up from 43.1% in 2003. KR projects that DVD technology will be in 94.3% of all U.S. television households by 2013. Declining prices of DVD players, enhanced video and audio quality and special features such as inclusion of previously-deleted scenes, film commentaries and “behind the scenes” footage have all helped increase the popularity of the DVD format, sparking sharply increased home video rentals and sales in recent years.

While Internet distribution is in its infancy and does not currently generate significant revenues, this emerging distribution channel may be significant in the future. Depending upon the speed of the development of the Internet and other related electronic and digital distribution channels, this may soon provide a viable source of revenues for motion picture producers. Such startups as DaveTV and Akimbo are making substantial headway in content delivery via broadband to TVs. Additionally, with the FCC mandated transition for conventional analog TV broadcasts to shift to digital, TV station owners are finding additional broadcast real estate in the digital spectrum. Multichannel availability has opened new opportunities to content providers, many of which are searching for providers to partner with.

The Release Strategy

The most common release pattern, in which the film is released nationally in all markets is referred to as a wide release, i.e. the film is simultaneously released to over 1,500 screens. This is the pattern used by the Majors, since this type of release pattern requires a heavy investment in prints and national advertising, which while having reach into all markets, is expensive. With a wide release, the producers and distributors can realize revenues to recoup their investment in a shorter time period (provided that the film is successful). Finally, revenues from DVD sales can also be realized faster from a quickly executed theatrical release (the shorter the time period between the theatrical release and the videocassette/DVD release, the greater the potential for video unit income).

With a modified wide release (or platform release) the film will open in a few major markets and expand week by week to build awareness and allow positive word-of-mouth reputation to develop. This type of release would initially be supported by spot advertising (advertising in a specific geographical area, such as a city) and may move to national advertising once it expands to other markets.

Exclusive and limited runs begin with engagements at a limited number of screens, traditionally in large urban areas (e.g. New York and Los Angeles in the U.S. and Toronto in Canada). Based on favorable reviews and positive word-of-mouth, the film may move slowly to additional theatres. This release pattern is almost always used for upscale ‘arthouse’ or foreign films and may be part of a platforming strategy, where critical acclaim in an important market will assist in providing momentum for a wide release.

Territorial saturation involves saturating a territory with bookings, heavy advertising and promotion, before moving on to another territory. This method would be used for films tailored to specific markets.

The marketing and promotion of films is an expensive endeavor (the cost of marketing and promotion alone for a film requires a minimum of $2 million in the United States), often requiring sources of external financing. Bayshore plans to obtain $30 million in financing to support its growth needs. In the event Bayshore does not raise the required amount, the principals have committed to provide the necessary funding to achieve Bayshore’s business objectives. However, there are no guarantees or assurances that the principals will provide such funding.

Size and Opportunity

The United States has a 100-year reputation, heritage and legacy as the leader in the production of entertainment product, including theatrical length motion pictures. It is home to many of the world’s best artisans and crafts persons.

As can be seen from the following graph from the Motion Picture Association of America (“MPAA”) after a sharp rise in box office receipts from 2000 – 2002, the growth in U.S. box office has been steady.

The following graph from the MPA Snapshot Report: 2004 International Theatrical Markets outlines the growth in worldwide box office revenues from theatrical releases from 2001 to 2004. It is important to note, that international markets have become increasingly important over the timeframe.

In 2004, international markets account for 62.2% of total revenues up from 50.5% in 2001. Overall in 2004, worldwide admissions increased 11% to 9.6 billion. The growth comes from the international market, which experienced a strong year at the box office. International admissions increased 13% from the previous year.

Worldwide Box Office 2001-2004

$US Billions
30
25
20
15
10
5
0
$17.0
0.52
0.8
3.14
4.09
8.41
$19.8
0.60
0.9
3.79
4.95
9.52
$20.3
0.69
0.79
3.79
5.58
9.49
$25.2
0.8
0.91
5.46
8.53
9.53
2001
2002
2003
2004
USA
EMEA
Asia-Pacific
Latin America
Canada

Source:MPA,Informa Media

Despite the growing importance of the International market, North America still remains the largest source of potential revenues for independent films, generally accounting for between 30% and 70% of a film’s total revenues.

Outside North America, Europe is the dominant market for independent films followed by the Asia/Pacific region and Latin America. The international market is structured similarly to the North American model. The studios and their subsidiaries acquire distribution rights across multiple territories and media where they distribute either directly or through controlled or affiliated companies.

Most territories also support a variety of independent distributors and broadcasters who may acquire some or all of a film’s distribution rights for a territory.

Bayshore Marketing Plan

With regards to the sales and marketing plan, Bayshore has developed a set of overall corporate objectives and initiatives and a very detailed tactical marketing plan based on management’s experience in the industry.

Bayshore’s marketing strategy reflects management’s plan to build a vertically integrated company with a number of integrated profit centers. At the core of the marketing plan is developing domestic and international brand recognition for Bayshore as a provider of premier entertainment services.

Key aspects of Bayshore’s marketing plan are outlined below:

Integrated National Advertising and Promotion Strategy. – Bayshore intends to advertise in several national magazines as well as industry specific publications (such as, Hollywood Reporter). Bayshore will also participate in joint advertising campaigns with strategic partners.

Website / Online Presence. – Bayshore intends for its website to develop into a central hub with portals for fans, distributors, and clients. Each portal will feature unique content, such as chat rooms, bulletin boards, secure distribution/distributor access, and access to expert opinions on various subjects specifically chosen for its target market. The company will eventually develop new portals with different target markets as offshoots of the core Bayshore hub that can leverage off the main user base. Online and offline marketing and advertising will be used to drive traffic to the website. The website will be optimized to ensure all major search engines will pick up and list in prime search results pages. Bayshore will capture a significant amount of traffic from searches initiated by people looking for Bayshore specifically, or looking for high quality content entertainment in general.

Public Relations. – Bayshore will work with editors and writers of identified trade and industry journals/magazines in an effort to secure coverage of events and successes. Importantly, the Company will attempt to secure coverage of the launch of each new film or entertainment property. Bayshore is currently in the process of evaluating public relations firms and intends to choose one to administer Bayshore’s public relations campaign. The public relations should increase the visibility of Bayshore by placing key individuals on high-profile talk television and radio shows.

Television Advertising and Promotion. – Bayshore will build relationships with key media personalities prior to launch. Television advertising may be a medium used in future campaigns. While able to saturate a market in a short period of time, TV ads need to be run consistently and ideally during peak target market viewing times. Given the expense associated with television advertising, Bayshore intends for this medium to be used in the medium- to long-term once the level of operations can support the expense.

Radio Advertising and Promotion. – Bayshore will use radio as an advertising method to raise awareness of the Company’s entertainment properties and drive traffic to the website.

Opt-In Contests and Reward Programs. – Bayshore will host a variety of fun and entertaining contests on its website. Prizes will be sponsored by affiliate partners or by Bayshore, and will encompass a broad range of tangible awards (branded merchandise, movie passes, clothing etc.). The rewards programs will be time sensitive, forced redemption offers that encourage people to act in a prescribed manner. Contests and rewards will coincide with the theatrical or video release of Bayshore films.

Newsletter. – Bayshore management intends to develop an online newsletter, a cost effective method of disseminating information on Bayshore products and industry news.

Memberships in Key Industry Associations. – Bayshore will join key industry associations to increase brand awareness. Bayshore is already a member of the American Film Market and has identified several key organizations in which management team members will be actively involved. The American Film Market each November gathers over 8,000 industry leaders in Santa Monica for eight days of deal making, screenings, seminars, red carpet premieres and networking. The attendees include acquisition and development executives, agents, attorneys, directors, distributors, financiers, film commissioners, producers, writers and the world’s press.

Marketing Materials. – Marketing materials will be both corporately-based and will be complemented by specific materials for events, films, television series, etc., developed by Bayshore. Marketing materials will include brochures, ‘Leave Behind’ trifold’s, giveaways, posters, DVDs with trailers, and presentation folders.

Investor Relations / Press Releases. – While advertising will “get the word out”, Bayshore’s press coverage will provide credibility. Media relations will not only keep the public informed of all news pertaining to the Company but also provide an appropriate business and consumer image. A solid media relations campaign is expected to both serve to reinforce the advertising in targeted regions, and also to result in national and international media attention in diverse markets.

News Clipping Service. – Bayshore plans to immediately establish an affiliation with a news clipping service, which will not only clip all articles written about Bayshore but also collect all news relating to the entertainment industry in specific areas. This provides vital contact with reporters who have previously written about the topic and therefore have an interest in receiving more information and covering it again.

Direct Mail. – Bayshore is pursuing global reach, and direct mail will be considered cost-effective if redemption rates are high. Direct mail is useful for targeting specific demographic subgroups. Bayshore recognizes that printing costs and bulk postal rates are high. Market identification in a given city or town requires thorough demographic research that is not always readily available.

Funding

Bayshore is attempting to obtain up to $30,000,000 through debt and private placements of restricted common stock. The primary use of the proceeds will be for marketing the current Bayshore film library as well as to begin production on a number of new films and television series. Outlined in the table below is a breakdown of the planned use of the proceeds:

Use of Proceeds	Amount
Capital Expenditures	$7,535,000
Sales & Marketing	$4,275,842
General and Administration	$8,496,698
Production	$9,692,460
Total	$30,000,000

Capital Expenditures represent infrastructure build out and equipment purchases; sales and marketing expenses are directly related to the promotion of the film library and new properties created; General and Administrative expenses represent the working capital needs of the organization during its revenue development period and Production expenses represent the cost of creating new properties.

Intellectual Property

The fourteen motion pictures are recorded with the United States Copyright Office under the name of Bayshore Media Group. Bayshore owns full right and title to these properties.

Personnel

At June 30, 2006, Bayshore had three full-time employees. Of Bayshore’s current employees, two are responsible for sales and marketing and one holds the administrative and executive position. No personnel are covered by a collective bargaining agreement. Bayshore’s relationship with its employees is believed to be good.

Properties

Bayshore has entered into a lease for approximately 1,400 square feet of corporate office space in Vancouver, British Columbia. Monthly minimum lease payments are $5,000. Bayshore must also pay its proportionate share of building operating expenses. The current lease term is through October 31, 2006.

Competition

Competition in the film production and distribution is intense. Bayshore competes against the major studios, such as AOL Time Warner, The Walt Disney Company, MCA, Paramount, Fox, and Sony/Columbia, as well as smaller distribution companies owning film catalogs and libraries.

As a company that intends to act primarily as its own distributor, it will compete with other distributors for wholesalers, retailers and consumers and for home video rights with products they do not produce. This competition, in the case of distribution, is influenced by box office success, advertising, publicity and other factors.

Regulation

Bayshore expects to be subject to various federal, state and local laws, rules and regulations affecting its operations. By its nature, motion picture production and the ensuing marketing and merchandising activities subjects the business operation to various licensing regulation and reporting requirements by numerous governmental authorities which may include Internet (domestic and worldwide) oversight regulations, PRODUCTION, manufacturing, OSHA, securities, banking, insurance, building, land use, industrial, environmental protection, health and safety and fire agencies in the state or municipality in which each activity is conducted. Difficulties in obtaining or failures to obtain the necessary approvals, licenses or registrations, and unforeseen changes in government regulations directly affecting the Internet and other digital distribution medium, could delay or prevent the development or operation of a given business activity.

Audiovisual works such as motion pictures and television programs are not included in the terms of the General Agreement on Tariffs and Trade. As a result, many countries, including members of the European Union, are able to enforce quotas that restrict the number of United States produced feature films, which may be distributed in such countries. Although the quotas generally apply only to television programming and not to theatrical exhibitions of motion pictures, there can be no assurance that additional or more restrictive theatrical or television quotas will not be enacted or that existing quotas will not be more strictly enforced. Additional or more restrictive quotas or more stringent enforcement of existing quotas could materially or adversely limit Bayshore’s ability to exploit Bayshore’s productions completely. The Office of the United States Trade Representative (USTR) under the Executive Office of the President cites such restrictive trade practices in Korea, China, and The EU as a whole with even more restrictive practices in France, Italy and Spain.

Voluntary industry embargos or United States government trade sanctions to combat piracy, if enacted, could impact the amount of revenue that Bayshore realizes from the international exploitation of its productions. The Code and Ratings Administration of the Motion Picture Association of America assigns ratings indicating age group suitably for the theatrical distribution for motion pictures. United States television stations and networks, in addition to foreign governments, could impose additional restrictions on the content of motion pictures, which may restrict, in whole or in part, theatrical or television exhibitions in particular territories. Congress and the Federal Trade Commission are considering, and in the future may adopt, new laws, regulations and policies regarding a wide variety of matters that may affect, directly or indirectly, the operation, ownership and profitably of Bayshore’s business.

In the United States and most countries in which Bayshore plans to conduct operations, they are not currently subject to direct regulation other than pursuant to laws applicable to businesses generally. Adverse changes in the legal or regulatory environment relating to the production and distribution of entertainment content in the United States, Europe or elsewhere could have a material adverse effect on Bayshore’s business, financial condition and operating results.

Related Party Transactions

On November 29, 2004, Giants Entertainment, Inc. and 17 affiliated entities, all of which are related parties owned by Jacob Dadon, Lydia Dadon and other family members, transferred full right and title to the 14 feature, full-length films to Bayshore Media in exchange of 24,000,000 shares of common stock of Bayshore Media. The shares were issued pursuant to the exemption from registration provided by Section 4(2) of the Securities Act. The remaining common shares of Bayshore were issued to related parties in connection with the transfer of the film library.

Bayshore Media has a note payable to Lydia and David Dadon, a related party, in the amounts of $501,576 as of June 30, 2006, $195,195 as of December 31, 2005 and $22,389 as of December 31, 2004. The note bears interest at 7.5% per annum, is unsecured and due on demand. The note was assumed by Global Entertainment in connection with the reverse merger.

During 2005, two vehicles were transferred to Bayshore Media by Giants Entertainment a related party. The Company assumed the vehicles at the market value at the time of the transfer and has assumed all remaining liabilities on the vehicles. As of December 31, 2005, a note payable to a bank for the two automobiles provides that payments are due on monthly installments of $1,378 and $1,450 including interest at 8.25% and 8.5%.

Management’s Discussion and Analysis of Financial Condition and Results of Operations of Bayshore

The following discussion and analysis should be read in conjunction with the Bayshore financial statements and notes thereto attached to this report. This discussion contains certain forward-looking statements that involve risks and uncertainties. Bayshore’s actual results and the timing of certain events could differ materially from those discussed in these forward-looking statements as a result of certain factors, including, but not limited to, those set forth herein and elsewhere in this report.

Overview

Bayshore is a development stage company. It has had minimal operations to date, except for the acquisition of the Bayshore Films. Bayshore intends to generate revenues from:

•

Domestic and International Theatrical release of the 14 owned feature films

•

Domestic and International cable and television release of theatrical movies

•

Sale of licensed merchandise

•

Acquire and license film libraries

•

Development of specific content for major studios, satellite and cable companies

Bayshore intends to market its products by:

•

Attending Marketing events (Cannes, Sundance, MIPCOM, AFM and others)

•

National and International advertising

•

Industry trade events, direct mail promotions and networking of the principals

Bayshore’s operating expenses to date have primarily included salaries for the principals and marketing and consulting expenses. Bayshore expects to continue to incur additional operating and selling expenses as it becomes a SEC reporting company and moves forward with its growth strategy.

Plan of Operations

Bayshore was incorporated November 2004, in Nevada. A related group of companies, led primarily by Giants Entertainment, Inc., contributed 14 full-length feature films in exchange for 24,000,000 shares of common stock (about 25.2%) of Bayshore. These films comprise the core library of Bayshore. The films encompass a diverse range of interest - covering all genres; action, comedy, drama, horror and romance. A number of the films have established actors, which it is believed, will generate more lucrative distribution agreements and contribute to a less resistant path in securing such agreements.

In the short term, the primary focus will be on executing distribution agreements on these fourteen films. Independently produced films typically have a combination of distribution deals throughout the life of the project. Negotiations for these deals are usually facilitated through a combination of foreign sales agents and domestic producer’s representatives. Licensing arrangements in various territories may be entered into with major studios, mini-major studios or independents, or a combination of all three. Bayshore anticipates utilizing its principals’ and consultants’ experience and names within the industry to attract interest for securing distribution arrangements.

Further, the principals have experience in developing additional revenue sources through merchandising and marketing of the unique characters and properties created within each film. Bayshore will leverage its resources to develop strategic alliances for not only the marketing and merchandising of its properties, but for developing and producing new entertainment properties.

Key strategic elements

1.

Build a vertically integrated media company.

Bayshore intends to acquire additional independent production and distribution firms, film libraries and build out or acquire production and post-production facilities.

2.

Employ new technology for production and distribution.

New technology is having an impact in all areas of the entertainment industry. Small and medium sized production companies, in Bayshore Media management’s opinion, have yet to fully engage digital technology in the pre and postproduction environment. This extends from using digital film technology, webcasting, digital distribution to digital safekeeping, all of which offer new opportunities and improved economics for the production company. Management of Bayshore Media plan to employ these new technologies to their fullest extent for cost savings and efficiencies in getting the material to its market, along with revenue streams not considered in conventional industry models.

3.

In house distribution expertise accompanying a volume of product.

The entertainment industry is rapidly changing. New distribution channels have opened in the past decade offering revenue opportunities not considered by most small and medium production companies. Current revenue channels include theatrical or box office release, video cassette and DVD, pay-per-view television, cable television, network television, television syndication, non-theatrical exhibition (airlines, ships, military, prisons, hotels and other private venues) and the international markets. New and future channels include the Personal Computer gateway utilizing broadband connections with compression/decompression and television through new broadcasting bandwidth opened up by the analog to digital transition.

Reaching current and future channels is difficult for independent production companies who do not have a reasonable volume of product. It is generally a challenge for a one or two film company to attract volume purchasers or economically support an in-house distribution department. By starting with a library of fourteen films and aggressively growing through organic and acquisition targets, Bayshore Media’s management believes it will better position itself for delivering product to these channels with a variety of offerings. This strategy plays a key role in extending the shelf life of a feature film and maximizing its revenue potential.

4.

Utilize the public vehicle for long-term growth.

Bayshore’s management plans to use the public vehicle to execute on its strategy of acquisition of both production companies and film libraries. Additionally, funding raised through private placement memorandum and/or a registration filing will be used to fund the development of new feature films, television shows and music properties. Further, common stock or options for the purchase of common stock can be used as an incentive for creative, production and management personnel.

Revenue/Expense projection for the next twelve months

Bayshore, like all motion picture production companies, has revenues and the results of operations, which significantly depend on the timing of release and the commercial success of the product distributed. These elements cannot be predicted with any certainty. Accordingly, revenues and results of operations may fluctuate significantly from period to period and the results of any one period may not be indicative of future periods.

Bayshore anticipates gross revenues of about $14,000,000 on the initial library over the next twelve months following the reverse merger. Bayshore will attempt to obtain $30,000,000 through debt and private placements of restricted common stock, to finance its initial operations, working capital needs, marketing and first year production costs. With the projected financing, Bayshore management anticipates securing licensing agreements on its library to fund future projects and acquisitions. In the event Bayshore is not able to secure the $30,000,000 of funding, the principals have agreed to provide funding needed to secure licensing agreements on the initial library and fund new projects. Such funding from the principals, in management’s opinion, would permit Bayshore to execute on its business plan.

Liquidity and Capital Resources

Cash at December 31, 2005 was $100,495. Cash overdraft at June 30, 2006 was $(4). Net income provided by operating activities was $-0- for the year ended December 31, 2005 and six months ended June 30, 2006. At June 30, 2006, Bayshore had a working capital deficit of $472,583 and an accumulated deficit of $1,196,233. The working capital deficit and accumulated deficit is principally due to salaries, marketing expenses, consultants, rents and administrative costs.

Bayshore has incurred substantial losses, has accumulated deficit and needs additional working capital. These matters raise substantial doubt about Bayshore’s ability to continue as a going concern. Management of Bayshore will be executing on their business plan to develop sales to cover expenses and obtain an infusion of capital through private investment. The ability of Bayshore to continue as a going concern is dependent upon the successful capital infusion. The principals of Bayshore have agreed to provide the necessary private investment in the event required funding cannot be obtained from third parties.

Management believes short-term loans from the principals will be sufficient to fund the short-term capital and liquidity needs of its operations. Bayshore will need to seek to sell equity or debt securities or obtain credit lines from financial institutions to meet its longer-term liquidity and capital requirements, which includes strategic growth through internal growth, mergers and acquisitions of additional films and businesses. There is no assurance that Bayshore will be able to obtain additional capital or financing in amounts or on terms acceptable to Bayshore, if at all or on a timely basis.

Recent Accounting Policies

In June of 2005, the FASB issued Statement of Financial Accounting Standards No. 154, (‘‘SFAS 154’’), ‘‘Accounting Changes and Error Corrections, a replacement of APB Opinion No. 20, ‘‘Accounting Changes’’ and FASB Statement No. 3, ‘‘Reporting Accounting Changes in Interim Financial Statements.’’ SFAS 154 applies to all voluntary changes in accounting principle and changes the requirements for accounting for and reporting a change in accounting principle. SFAS 154 requires the retrospective application to prior periods’ financial statements of the direct effect of a voluntary change in accounting principle unless it is impracticable. APB No. 20 required that most voluntary changes in accounting principle be recognized by including in net income of the period of the change the cumulative effect of changing to the new accounting principle. Management does not believe the adoption of this statement will have any immediate material impact on Bayshore.

In December 2004, the Financial Accounting Standards Board (FASB) issued Statement on Financial Accounting Standards (SFAS) No. 153. This statement addresses the measurement of exchanges of nonmonetary assets. The guidance in APB Opinion N o. 29, “Accounting for Nonmonetary Transactions,” is based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged. The guidance in that opinion, however, included certain exceptions to that principle. This statement amends Opinion 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. This statement is effective for financial statements for fiscal years beginning after June 15, 2005. Earlier application is permitted for nonmonetary asset exchanges incurred during fiscal years beginning after the date of this statement is issued. Management believes the adoption of this statement will have no impact on the financial statements of Bayshore.

In December 2004, the FASB issued a revision to SFAS No. 123R, “Accounting for Stock Based Compensations.” This statement supersedes APB Opinion No. 24, “Accounting for Stock Issued to Employees,” and its related implementation guidance. This statement establishes standards for the accounting for transactions in which an entity exchanges it equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity’s equity instruments or that may be settled by the issuance of those equity instruments. This statement focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. This statement does not change the accounting guidance for share based payment transactions with parties other than employees provided in SFAS no. 123. This statement does not address the accounting for employee share ownership plans, which are subject to AICPA Statement of Position 93-6, “Employers’ Accounting for Employee Stock Ownership Plans.” Bayshore has not yet determined the impact to its financial statements from the adoption of this statement.

In November 2004, the FASB issued SFAS No. 151, “Inventory Costs – an amendment of ARB No. 43, Chapter 4.” This statement amends the guidance in ARB no. 43, Chapter 4, “Inventory Pricing,” to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). Paragraph 5 of ARB 43, Chapter 4, previously stated that “. . . under some circumstances, items such as idle facility expense, excess spoilage, double freight, and rehandling costs may be so abnormal as to require treatment as current period charges. . .” This statement requires that those items be recognized as current-period charges regardless of whether they need the criterion of “so abnormal.” In addition, this statement requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. This statement is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. Management does not believe the adoption of this statement will have any immediate material impact on Bayshore.

Bayshore management does not believe that any other recently issued, but not yet effective accounting standards will have a material effect on Bayshore’s consolidated financial position, results of operations or cash flows.

Critical Accounting Policies

Inventories.  Inventory, consisting of fourteen finished films, was valued by an appraisal company. The valuation has a high and low fair value of $61,300,000 and $59,800,000, respectively. Inventory is recorded at the lower of cost or market or net realizable value, which is $59,800,000.

Risk Factors

You are urged to read and carefully consider the following risk factors.

Global Entertainment may not realize the anticipated benefits of the share exchange

Global Entertainment’s decision to withdraw from the entertainment software development business may be premature. Economic conditions change quickly, and Bayshore’s business plan may never be realized and our stock price will decrease. Bayshore is a development stage company and has an accumulated deficit of $755,408 as of December 31, 2005 and $1,196,233 as of June 30, 2006.

While Global Entertainment’s board of directors believes that selling Global Entertainment’s current business operations and implementing Bayshore’s business will permit the combined companies to achieve a greater level of success than is possible with Global Entertainment’s current business. There can be no assurance that, following the share exchange, Bayshore’s business will ever achieve a greater level of success.

The share exchange diluted your percentage ownership of Global Entertainment’s common stock.

The share exchange will dilute the percentage ownership held by Global Entertainment’s shareholders when compared to their ownership prior to the share exchange. Based upon the estimated capitalization of both Global Entertainment and Bayshore, at the effective time of the share exchange Global Entertainment’s shareholders will hold approximately 1.4% of Global Entertainment’s outstanding capital stock following the share exchange. Bayshore plans to use additional stock issuances in its potential acquisitions. These stock issuances may cause further dilution to current Global Entertainment shareholders. Bayshore’s current business plan is to seek acquisitions that may rely heavily on issuances of common stock, which may cause further dilution to current Global Entertainment shareholders.

Bayshore has been recently organized and will be subject to the risks of a development stage.

Bayshore was incorporated in November 2004. Since inception it has conducted minimal operations and has a limited operating history. Bayshore may not be able to successfully generate revenues or operate profitably. As a start up entity, Bayshore may have unforeseen costs, expenses, competition and other problems to which start-up ventures are often subject.

Bayshore will be dependent on its ability to raise additional capital and if it is unable to raise additional capital, it will not be able to fund future operations and may have to revise its business plan.

Bayshore requires substantial capital to pursue its operating strategy and currently has limited cash for operations. Until Bayshore can obtain revenues sufficient to fund working capital needs, it will be dependent upon external sources of financing. To date, it has no internal sources of liquidity and it does not currently generate any internal cash flow to fund working capital needs. With limited cash reserves and nominal revenues, it has had to limit its operations to maintaining its office and films and attempting to raise additional capital. As of June 30, 2006, Bayshore had no cash reserves. Bayshore expects its operating expenditures to increase to approximately $100,000 per month, which increase is attributable to an increase in salary, marketing and general working capital expense as it increases operations. Bayshore needs to raise additional capital to fund working capital.

If Bayshore is successful in raising $30,000,000, it believes it will be able to fund operations until the end of 2007. There is no assurance that Bayshore will be able to raise any funding. Failure to receive third party financing will force the company to curtail or suspend operations unless it obtains other sources of financing or generates internal sources of revenue.

Bayshore does not have any specific plans or commitments with respect to third party funding. There is no assurance that Bayshore will be successful at any such effort, the failure of which would have a material adverse effect on its business.

Bayshore is in a competitive industry with several companies with greater financial and technical resources, which may affect its ability to generate revenue.

Bayshore competes in a highly competitive industry, which is dominated by several large media companies, such as AOL Time Warner, Walt Disney Company, and Sony/Columbia, among others. In addition, Bayshore will compete with many smaller film and television distribution companies who own and/or distribute their properties. Both its larger competitors as well as most of the smaller competitors have significantly greater financial, technical, marketing and human resources than Bayshore does, which will make it difficult for Bayshore to compete. These competitors are able to devote greater resources than Bayshore can to the development, promotion and distribution sale of their products and respond more quickly than Bayshore can to new technologies or changes in customer preferences. Though Bayshore may never be able to compete with its largest competitors, Bayshore’s ability to compete with the smaller competitors will depend on its ability to quickly and efficiently develop, market and distribute its products. If Bayshore is unable to effectively execute this strategy, it may have difficulty generating revenue sufficient to support its operations and creating and establishing a market presence in its industry.

Bayshore’s entertainment library may not appeal to mass audiences, which may negatively affect its ability to generate revenue.

Bayshore currently owns only 14 copyrighted films. Dependence on Bayshore’s entertainment library poses a significant risk in the event problems are encountered with respect to the audience tastes, cost of the product, or other competitive products that reduce demand for its products. Bayshore can provide no assurance successfully instituting its marketing plan will lead to market acceptance. If Bayshore’s films do not appeal to consumers’ tastes, it may not generate sufficient revenue to cover related expenses, which may have a material adverse effect on its business.

If consumers spend less on entertainment-related goods and services, Bayshore may have difficulty generating revenues or becoming profitable.

Bayshore’s business opportunities are directly dependent upon the level of consumer spending on entertainment products and other related products, a discretionary spending item. In addition, Bayshore’s success depends upon a number of factors relating to consumer spending, including future economic conditions affecting disposable consumer income such as employment, business conditions, interest rates, and tax rates. Consumer spending in general or spending in the entertainment market in particular may decline, which would likely have a direct effect on Bayshore’s ability to generate revenue.

Bayshore’s entertainment library may be damaged or destroyed if it or any other company, which maintains custody of portions of Bayshore’s library, fails to properly care for and preserve Bayshore’s properties.

Film negatives, often referred to as masters, must be properly cared for and stored at the appropriate conditions. All of the 14 films to which Bayshore has title, are in safekeeping in storage facilities in Los Angeles, California. Bayshore carries liability insurance to cover the loss or damage on any of its films, however such insurance may not fully cover the recreation of any lost or destroyed property. Any errors or failures to properly care for any of Bayshore’s films could result in the loss, damage or destruction to those properties, which may have an adverse effect on its operations.

Governmental restrictions may adversely effect Bayshore’s revenues.

Bayshore’s ability to compete in certain foreign territories with either film or television product is affected by local restrictions and quotas. In certain countries, local governments require that a minimum percentage of locally produced productions be broadcast, thereby further reducing available time for exhibition of Bayshore’s productions. Additional or more restrictive theatrical or television quotas may be enacted and countries with existing quotas may more strictly enforce such quotas. Additional or more restrictive quotas or stringent enforcement of existing quotas could materially and adversely affect Bayshore’s business by limiting Bayshore’s ability to fully exploit Bayshore’s productions internationally.

Bayshore is at risk of technological changes to which it may be unable to adapt as swiftly as its competition.

Bayshore believes that Bayshore’s future success will be substantially affected by continued growth in the use of the Internet. E-commerce and the distribution of goods and services over the Internet is relatively new, and predicting the extent of further growth, if any, is difficult. Communication or commerce over the Internet may not increase and extensive content may not continue to be provided over the Internet. The Internet may not prove to be a viable commercial marketplace for Bayshore’s product for a number of reasons, including lack of acceptable security technologies, potentially inadequate development of the necessary infrastructure, such as a reliable network system, or timely development and commercialization of performance improvements, including high speed modems. In addition, to the extent that the Internet continues to experience significant growth in the number of users and use, the Internet infrastructure may not be able to support the demands placed upon it by such potential growth. The performance and reliability of the Internet may be adversely affected by this continued growth. The market for Internet products and services is characterized by rapid technological developments, evolving industry standards and customer demands and frequent new product introductions and enhancements. For example, to the extent that higher bandwidth Internet access becomes more widely available using cable modems or other technologies, Bayshore may be required to make significant changes to the design and content of Bayshore’s productions in order to compete effectively. Bayshore’s failure to adapt to these or any other technological developments effectively could adversely affect Bayshore’s business, operating results, and financial condition.

The motion picture industry is at high risk for piracy, which may effect Bayshore’s earnings.

The motion picture industry may continue to lose an indeterminate amount of revenue as a result of motion picture piracy both in the country to unauthorized copying from Bayshore’s films at post production houses, copies of prints in circulation to theaters, unauthorized video taping at theaters and other illegal means of acquiring Bayshore’s copy-written material. The USTR has placed Argentina, Brazil, Egypt, Indonesia, Israel, Kuwait, Lebanon, Pakistan, Philippines, Russia, Ukraine and Venezuela on the 301 Special Watch List for excessive rates of piracy of motion pictures and optical disks. The USTR has placed Azerbaijan, Bahamas, Belarus, Belize, Bolivia, Bulgaria, Colombia, the Dominican Republic, Ecuador, Hungary, Italy, Korea, Latvia, Lithuania, Mexico, Peru, Romania, Taiwan, Tajikistan, Thailand, and Uzbekistan on the watch list for excessive piracy. Increased or continued piracy will have a negative effect on Bayshore’s earnings.

Bayshore’s operations are dependent on the efforts and relationships of Jacob Dadon and if Jacob Dadon becomes unable to continue in his role, the Company’s business could be adversely affected.

Bayshore’s operations are dependent on the efforts and relationships of Jacob Dadon. Furthermore, Bayshore will likely be dependent on the senior management of any businesses acquired in the future. If any of these individuals become unable to continue in their role, the Company’s business or prospects could be adversely affected. Although the company will enter into an employment agreement with Mr. Dadon following completion of the reverse merger, there can be no assurance that such individual will continue in his present capacity for any particular period of time.

Bayshore shareholders have the ability to control our business and corporate affairs.

Jacob Dadon and his affiliates beneficially own shares of common stock representing approximately 97.2% of the total voting power of the common stock of the Company. Jacob Dadon will be able to exercise control over the Company’s affairs and be able to elect the Company’s entire board of directors and to control the disposition of any matter submitted to a vote of stockholders.

Item 3.02

Unregistered Sales of Equity Securities.

The information set forth above under “Item 2.01 -Completion of Acquisition or Disposition of Assets” is incorporated herein by this reference.

Item 5.01

Changes in Control of Registrant.

The information set forth above under “Item 2.01 -Completion of Acquisition or Disposition of Assets” is incorporated herein by this reference.

Item 5.02

Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

The information set forth above under “Item 2.01 -Completion of Acquisition or Disposition of Assets” is incorporated herein by this reference.

Item 5.03

Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Our Articles of Incorporation were amended to increase our authorized common stock to 500,000,000 shares, pursuant to the approval by a majority of our shareholders at a meeting of our shareholders held on October 3, 2006. The text of the Amendment is filed as exhibit 3.2 to this report and incorporated herein by this reference.

Item 9.01

Financial Statements and Exhibits.

(a)

Financial Statements of Business Acquired. Included herein.

(b)

Pro Forma. Included herein.

(d)

Exhibits.

2.1

Asset Sale Agreement dated June 13, 2006, as amended (effective September 18, 2006)*

2.2

Share Exchange Agreement, as amended, effective October 3, 2006

3.1

Amendment to Articles of Incorporation for Reverse Stock Split

3.2

Amendment to Articles of Incorporation for Increase in Authorized Common Stock

99.1

Press Release dated October 4, 2006

———————

* Previously filed on Form 8-K dated September 15, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 6, 2006

GLOBAL ENTERTAINMENT EQUITIES/HOLDINGS, INC.

BY:	/s/ Jacob Dadon
Jacob Dadon
Chief Executive Officer

(a) FINANCIAL STATEMENTS

BAYSHORE MEDIA GROUP

(A DEVELOPING STAGE COMPANY)

BALANCE SHEET (Unaudited)

As of June 30, 2006

ASSETS
Current Assets
Cash	$(4)
Total Current Assets	(4)

Inventory, Finished Films	59,800,000

Property and Equipment, net of accumulated depreciation of $45,068	106,110

Deposit	10,000

TOTAL ASSETS	$59,916,106

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accrued Expenses	$472,579
Notes Payable, Current Portion
Total Current Liabilities	472,579

Long Term Liabilities
Notes Payable, net of current portion
Officer's Loan	501,576
Total Long Term Liabilities	501,576

TOTAL LIABILITIES	974,155

Stockholders' Equity
Common Stock, par value $0.001, authorized 200,000,000 shares; and 95,225,000 shares issued and outstanding	95,225
Paid-in Capital	60,042,959
Accumulated deficit during the developmental stage	(1,196,233)
Total Stockholders' Equity	58,941,951

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$59,916,106

BAYSHORE MEDIA GROUP

(A DEVELOPING STAGE COMPANY)

STATEMENT OF OPERATIONS (unaudited)

	For the Three Months Ended June 30, 2006	For the Six Months Ended June 30, 2006	From Inception of the Developmental Stage, November 22, 2004 Through June 30, 2006
Operating Expenses:
Selling, General and Administrative Expenses	$207,219	$426,759	$1,172,394

Operating Loss	(207,219)	(426,759)	(1,172,394)

Other Expenses	(8,496)	(14,066)	(23,839)

Net Loss	$(215,715)	$(440,825)	$(1,196,233)

Net Loss per share, Basic and Diluted	$(0.00)	$(0.00)

Weighted Average Number of Shares	95,225,000	95,225,000

BAYSHORE MEDIA GROUP

(A DEVELOPING STAGE COMPANY)

STATEMENTS OF STOCKHOLDERS’ EQUITY

	Common Stock		Paid-in Capital	Accumulated Deficit	Total
	Shares	Amount

Balance at November 22, 2004, Inception	—	$—	$—	$—	$—

Issuance of Common Stock for Cash	1,000	1	999		1,000

Net Loss for the Year Ended December 31, 2004				(12,389)	(12,389)
Balance at December 31, 2004	1,000	1	999	(12,389)	(11,389)

Issuance of Common Stock for Services and Expenses	25,224,000	25,224	311,960		337,184

Issuance of Common Stock in Exchange of Finished Movies	70,000,000	70,000	59,730,000		59,800,000
					—
Net Loss for the Year Ended December 31, 2005				(743,019)	(743,019)
Balance at December 31, 2005	95,225,000	95,225	60,042,959	(755,408)	59,382,776
Net Loss for the Six Months Ended June 30, 2006				(440,825)	(440,825)
Balance at June 30, 2006	95,225,000	$95,225	$60,042,959	$(1,196,233)	$58,941,951

BAYSHORE MEDIA GROUP

(A DEVELOPING STAGE COMPANY)

STATEMENTS OF CASH FLOWS

	For the Six Months Ended June 30, 2006	From Inception of the Developmental Stage, November 22, 2004 Through June 30, 2006

Cash Flow from Operating Activities:
Net Loss	$(440,825)	$(1,196,233)
Adjustments to Reconcile Net Loss to Net Cash Used in Operations:
Depreciation	15,024	45,068
Stock Issued for Services	—	337,184
(Increase) Decrease in:
Deposits	—	(10,000)
Increase (Decrease) in:
Accrued Interest	14,065	18,079
Accrued Management Compensation	94,500	454,500
Net Cash Used in Operating Activities	(317,236)	(351,402)

Cash Flow from Investing Activities
Net Cash Used In Investing Activities	—	—

Cash Flow from Financing Activities:
Net Repayment to Notes Payable	(89,644)	(117,823)
Net Proceeds from Officers' Loan	306,381	468,221
Proceeds from Issuance of Common Stock	—	1,000
Net Cash Flow Provided by Financing Activities	216,737	351,398

Net Increase in Cash	(100,499)	(4)

Cash Balance at Beginning of Period	100,495	—

Cash Balance at End of Period	$(4)	$(4)

Supplemental Disclosures of Cash Flow Information
Interest Paid	$—	$7,883

Non Cash Activities:
Issuance of Common Stock in Exchange of Finished Movies		$59,800,000
Purchase of Property and Equipment in:
Officers' Loan		$33,355
Notes Payable		117,823
Total Purchase of Property and Equipment		$151,178

HAROLD Y. SPECTOR, CPA CAROL S. WONG, CPA	SPECTOR & WONG, LLP	80 SOUTH LAKE AVENUE SUITE 723 PASADENA, CA 91101
Certified Public Accountants
(888) 584-5577
FAX (626) 584-6447

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and stockholders

of Bayshore Media Group

We have audited the accompanying balance sheet of Bayshore Media Group (a development stage company), as of December 31, 2005, and the related statements of operations, changes in stockholders’ equity, and cash flows for the years ended December 31, 2005 and 2004, and the period from November 22, 2004 (Inception) to December 31, 2005. These statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Bayshore Media Group as of December 31, 2005, and the results of its operations and its cash flows for the years ended December 31, 2005 and 2004, and the period from November 22, 2004 (Inception) to December 31, 2005 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company’s operating losses and working capital deficiency raise substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Harold Y. Spector

Spector and Wong, LLP

Pasadena, California

March 2, 2006

BAYSHORE MEDIA GROUP

(A DEVELOPING STAGE COMPANY)

BALANCE SHEET

As of December 31, 2005

ASSETS
Current Assets
Cash	$100,495
Total Current Assets	100,495

Inventory, Finished Films	59,800,000

Property and Equipment, net of accumulated depreciation of $30,044	121,134

Deposit	10,000

TOTAL ASSETS	$60,031,629

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accrued Expenses	$364,014
Notes Payable, Current Portion	33,938
Total Current Liabilities	397,952

Long Term Liabilities
Notes Payable, net of current portion	55,706
Officer’s Loan	195,195
Total Long Term Liabilities	250,901

TOTAL LIABILITIES	648,853

Stockholders’ Equity
Common Stock, par value $0.001, authorized 200,000,000 shares; and 95,225,000 shares issued and outstanding	95,225
Paid-in Capital	60,042,959
Accumulated deficit during the developmental stage	(755,408)
Total Stockholders’ Equity	59,382,776

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$60,031,629

See Notes to Financial Statements

BAYSHORE MEDIA GROUP

(A DEVELOPING STAGE COMPANY)

STATEMENT OF OPERATIONS

	For the Years Ended December 31,		From Inception of the Developmental Stage, November 22, 2004 Through December 31, 2005
	2005	2004
Operating Expenses:
Selling, General and Administrative Expenses	$733,246	$12,389	$745,635

Operating Loss	(733,246)	(12,389)	(745,635)

Other Expenses	(9,773)	—	(9,773)

Net Loss	$(743,019)	$(12,389)	$(755,408)

Net Loss per share, Basic and Diluted	$(0.01)	$(12.39)

Weighted Average Number of Shares	95,225,000	1,000

See Notes to Financial Statements

BAYSHORE MEDIA GROUP

(A DEVELOPING STAGE COMPANY)

STATEMENTS OF STOCKHOLDERS’ EQUITY

	Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total
	Shares	Amount
Balance at November 22, 2004, Inception	—	$—	$—	$—	$—

Issuance of Common Stock for Cash	1,000	1	999		1,000

Net Loss for the Year Ended December 31, 2004				(12,389)	(12,389)
Balance at December 31, 2004	1,000	1	999	(12,389)	(11,389)

Issuance of Common Stock for Services and Expenses	25,224,000	25,224	311,960		337,184
					—
Issuance of Common Stock in Exchange of Finished Movies	70,000,000	70,000	59,730,000		59,800,000

Net Loss for the Year Ended December 31, 2005				(743,019)	(743,019)
Balance at December 31, 2005	95,225,000	$95,225	$60,042,959	$(755,408)	$59,382,776

See Notes to Financial Statements

BAYSHORE MEDIA GROUP

(A DEVELOPING STAGE COMPANY)

STATEMENTS OF CASH FLOWS

	For the Years Ended December 31,		From Inception of the Developmental Stage, November 22, 2004 Through December 31, 2005
	2005	2004
Cash Flow from Operating Activities:
Net Loss	$(743,019)	$(12,389)	$(755,408)
Adjustments to Reconcile Net Loss to Net Cash Used in Operations:
Depreciation	30,044	—	30,044
Stock Issued for Services	337,184	—	337,184
(Increase) Decrease in:
Deposits	—	(10,000)	(10,000)
Increase (Decrease) in:
Accrued Interest	4,014	—	4,014
Accrued Management Compensation	360,000	—	360,000
Net Cash Used in Operating Activities	(11,777)	(22,389)	(34,166)

Cash Flow from Investing Activities:
Net Cash Used In Investing Activities	—	—	—

Cash Flow from Financing Activities:
Net Repayment to Notes Payable	(28,179)	—	(28,179)
Net Proceeds from Officers’ Loan	139,451	22,389	161,840
Proceeds from Issuance of Common Stock	—	1,000	1,000
Net Cash Flow Provided by Financing Activities	111,272	23,389	134,661

Net Increase in Cash	99,495	1,000	100,495
			—
Cash Balance at Beginning of Period	1,000	—	—

Cash Balance at End of Period	$100,495	$1,000	$100,495

Supplemental Disclosures of Cash Flow Information
Interest Paid	$7,883	$—	$7,883

Non Cash Activities:
Issuance of Common Stock in Exchange of Finished Movies	$59,800,000
Purchase of Property and Equipment in:
Officers’ Loan	$33,355
Notes Payable	117,823
Total Purchase of Property and Equipment	$151,178

See Notes to Financial Statements

BAYSHORE MEDIA GROUP

(A DEVELOPING STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

NOTE 1 – NATURE OF BUSINESS

Bayshore Media Group (“the Company”) was incorporated in Nevada on November 22, 2004. The Company is engaged in management and production of motion pictures. The Company is considered a development stage company since it has not produced any significant revenue. The Company has devoted substantially all of its efforts to activities such as financial planning and budgeting, raising capital, and acquiring operating assets.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates – The preparation of the accompanying financial statements in conformity with accounting principles generally accepted in the United States requires management to make certain estimates and assumptions that directly affect the results of reported assets, liabilities, revenue, and expenses. Actual results may differ from these estimates.

Revenue Recognition – The Company currently has no source of revenues. Revenue recognition policies will be determined when principal operations begin.

Cash and Cash Equivalents – For purposes of the statements of cash flows, the Company considers all highly liquid debt instruments with an original maturity of three months or less to be cash equivalents.

Fair Value of Financial Instruments – The carrying amounts of the financial instruments have been estimated by management to approximate fair value.

Inventories – Inventory, consisting of fourteen finished films, was valued by an appraisal Company. The valuation has a high and low fair value of $61,300,000 and $59,800,000, respectively. Inventory is recorded at the lower of cost or market or net realizable value, which is $59,800,000.

Property and Equipment – Property and equipment are valued at cost. Maintenance and repair costs are charged to expenses as incurred. Depreciation is computed on the straight-line method based on the estimated useful lives of the assets, generally 5 to 39 years. Depreciation expense for years ended December 31, 2005 and 2004 was $30,044 and none, respectively.

Income Taxes – Income tax expense is based on pretax financial accounting income. Deferred tax assets and liabilities are recognized for the expected tax consequences of temporary differences between the tax bases of assets and liabilities and their reported amounts. Valuation allowances are established, if necessary, to reduce deferred tax assets to the amount that will more likely than not be realized.

Advertising Costs – All costs associated with advertising and promoting the Company’s goods and services are expensed as incurred. The Company did not have any advertising expense for both years ended December 31, 2005 and 2004.

Net Loss Per Share – Basic net loss per share includes no dilution and is computed by dividing net loss available to common stockholders by the weighted average number of common stock outstanding for the period. Diluted net loss per share does not differ from basic net loss per share since the Company is lacking any dilutive items.

Recent Accounting Pronouncements – In December 2004, the Financial Accounting Standards Board (FASB) issued Statement on Financial Accounting Standards (SFAS) No. 153. This statement addresses the measurement of exchanges of nonmonetary assets. The guidance in APB Opinion No. 29, “Accounting for Nonmonetary Transactions,” is based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged. The guidance in that opinion; however, included certain exceptions to that principle. This statement amends Opinion 29 to eliminate the exception for nonmonetary exchanges of similar

BAYSHORE MEDIA GROUP

(A DEVELOPING STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. This statement is effective for financial statements for fiscal years beginning after June 15, 2005. Earlier application is permitted for nonmonetary asset exchanges incurred during fiscal years beginning after the date of this statement is issued. Management believes the adoption of this statement will have no impact on the financial statements of the Company.

In December 2004, the FASB issued a revision to SFAS No. 123R, “Accounting for Stock Based Compensations.” This statement supersedes APB Opinion No. 25, “Accounting for Stock Issued to Employees,” and its related implementation guidance. This statement establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity’s equity instruments or that may be settled by the issuance of those equity instruments. This statement focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. This statement does not change the accounting guidance for share based payment transactions with parties other than employees provided in SFAS No. 123. This statement does not address the accounting for employee share ownership plans, which are subject to AICPA Statement of Position 93-6, “Employers’ Accounting for Employee Stock Ownership Plans.” The Company has not yet determined the impact to its financial statements from the adoption of this statement.

In November 2004, the FASB issued SFAS No. 151, “Inventory Costs — an amendment of ARB No. 43, Chapter 4.” This statement amends the guidance in ARB No. 43, Chapter 4, “Inventory Pricing,” to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). Paragraph 5 of ARB 43, Chapter 4, previously stated that “. . . under some circumstances, items such as idle facility expense, excessive spoilage, double freight, and rehandling costs may be so abnormal as to require treatment as current period charges. . . .” This statement requires that those items be recognized as current-period charges regardless of whether they meet the criterion of “so abnormal.” In addition, this statement requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. This statement is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. Management does not believe the adoption of this statement will have any immediate material impact on the Company.

NOTE 3 – GOING CONCERN

The Company has incurred substantial losses, has accumulated deficit, and needs additional working capital. Those matters raise substantial doubt about the Company’s ability to continue as a going concern. Management of the Company is developing a plan to reduce operating expenses and obtain an infusion of capital through either public or private investment. The ability of the Company to continue as a going concern is dependent on management’s successful reduction of operating expenses and successful capital infusion. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

As shown in the accompanying financial statements, the Company suffered losses of $743,019 and $12,389 for years ended December 31, 2005 and 2004, respectively.

BAYSHORE MEDIA GROUP

(A DEVELOPING STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

NOTE 4 – PROPERTY AND EQUIPMENT

Property and equipment as of December 31, 2005 is summarized as follows:

Automobiles	$147,823
Office Equipment	3,355
151,178
Less accumulated depreciation	(30,044)

Property and Equipment, net	$121,134

NOTE 5 – ACCRUED EXPENSES

Accrues expenses at December 31, 2005 consist of:

Management Compensation	$360,000
Accrued Interest	4,014
$364,014

NOTE 6 – LONG-TERM DEBT

Long-term debt as of December 31, 2005 consists of the following:

Note payable to a bank for two automobiles, due in monthly installments of $1,378 and $1,450 including interest at 8.25% and 8.50%, respectively. Secured by two automobiles.	$89,644
Less: current portion	(33,938)

Long-term debt	55,706

NOTE 7 – INCOME TAX

As of December 31, 2005, the Company has net operating loss carryforwards, approximately of $355,023 to reduce future taxable income. To the extent not utilized, the carryforwards will begin to expire through 2025. The Company’s ability to utilize its net operating loss carryforward is uncertain and thus a valuation reserve has been provided against the Company’s net deferred tax assets.

The net deferred tax assets consist of the following:

	December 31,
	2005	2004
Deferred tax assets:
Net operating loss carryforwards	$120,708	$4,036
Organizational costs disallowed	52	52
Less: valuation allowance	(120,760)	(4,088)
Total net deferred tax assets	$—	$—

BAYSHORE MEDIA GROUP

(A DEVELOPING STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

NOTE 8 – NET LOSS PER SHARE

The following table sets forth the computation of basic and diluted net loss per share:

	For Years Ended December 31,
	2005	2004
Numerator:
Net Loss	$(743,019)	$(12,389)

Denominator:
Weighted average common shares outstanding	95,225,000	1,000

Basic and diluted net loss per share	$(0.01)	$(12.39)

NOTE 9 – RELATED PARTIES TRANSACTIONS

The Company had a note payable to a related party in the amounts of $195,195 as of December 31, 2005 and $22,389 as of December 31, 2004. The note bears interest at 7.5% per annum, is unsecured and due on demand.

The inventory, which consists of finished films, was provided to the Company by a related party in exchange of 70,000,000 shares of common stock.

Two vehicles were transferred to the Company by two related parties. The Company assumed the vehicles at the market value at the time of the transfer and assumed all the remaining liabilities.

NOTE 10 – COMMITMENTS

The Company leases its office facility under a lease agreement. The agreement requires a monthly payment of $5,000 and expires in October 31, 2006. The Company is also responsible for payment of certain costs incidental to the use of the facilities. The payment for this lease agreement totalled $60,000 and $10,000 for the years ended December 31, 2005 and 2004, respectively.

The minimum future lease commitments under the facility lease at December 31, 2005 are as follows:

Year ending December 31,	Total Payments
2006	$50,000

NOTE 11 – SEGMENT INFORMATION

The Company is currently managed and operated as one business. The entire business is managed by a single management team that reports to the Company’s President. The Company does not operate separate lines of business or separate business entities with respect to any of its product candidates. Accordingly, the Company does not prepare discrete financial information with respect to separate product areas or by location and dose not have separately reportable segments as defined by SFAS No. 131 “Disclosures about Segments of an Enterprise and Related Information”.

BAYSHORE MEDIA GROUP

(A DEVELOPING STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

NOTE 12 – GUARANTEES

The Company from time to time enters into certain types of contracts that contingently require the Company to indemnify parties against third-party claims. These contracts primarily relate to: (i) divestiture agreements, under which the Company may provide customary indemnifications to purchasers of the Company’s businesses or assets; and (ii) certain agreements with the Company’s officers, directors and employees, under which the Company may be required to indemnify such persons for liabilities arising our of their employment relationship.

The terms of such obligations vary. Generally, a maximum obligation is not explicitly stated. Because the obligated amounts of these types of agreements often are not explicitly stated, the overall maximum amount of the obligation cannot be reasonably estimated. Historically, the Company has not been obligated to make significant payments for these obligations, and no liabilities have been recorded for these obligations on its balance sheet as of December 31, 2005.

NOTE 13 – SUBSEQUENT EVENTS

The Company is entering into a Stock Purchase Agreement with a publicly-held shell company. The Company is considering to going through a reverse merger with the publicly-held shell company and operate under its current legal name.

(B) PRO FORMA UNAUDITED CONDENSED CONSOLIDATED FINANCIAL INFORMATION

PRO FORMA UNAUDITED BALANCE SHEET

Balance Sheet as of June 30, 2006

The following pro forma unaudited consolidated financial information gives effect to the sale of assets and the share exchange. This pro forma balance sheet assumes the transactions occurred as of June 30, 2006. The pro forma unaudited consolidated financial information is presented for illustrative purposes only. It is not necessarily indicative of the operating results or financial position that would have occurred if the asset sale and share exchange had been consummated at the beginning of the period indicated, nor is such information indicative of the future operating results or financial position of Bayshore after the asset sale and share exchange.

	Global Entertainment	Sale of Global Entertainment Assets	Book Value of Global Entertainment Prior to Share Exchange	Book Value of Bayshore	Effect of Exchange of Shares	Post Share Exchange
ASSETS
CURRENT ASSETS
Cash and Cash Equivalents	$84,860	$(84,860)		$(4)		$(4)
Accounts Receivable, net	140,675	(140,675)
Prepaid Expenses	35,196	(35,196)
Other Current Assets	37,989	(37,989)
Total Current Assets	298,720	(298,720)		(4)		$(4)
Inventory, finished films	—	—		59,800,000		59,800,000
Property and equipment, net	332,932	(332,932)		106,110		106,110
Intangible assets, net	2,378,541	(2,378,541)
Other assets	125,224	(125,224)
Deposits				10,000		10,000
	$3,135,417	$(3,135,417)		$59,916,106		$59,916,106
LIABILITIES AND SHAREHOLDERS’EQUITY
CURRENT LIABILITIES
Accounts Payable and Accrued Expenses	$476,126	$(476,126)		$472,579		$472,579
Note Payable - current portion	206,123	(206,123)
Current portion of capital lease obligation	15,209	(15,209)
Foreign income taxes payable	84,802	(84,802)
Customer deposits	1,079,875	(1,079,875)
Deferred rent	13,354	(13,354)
Total Current Liabilities	1,875,489	(1,875,489)		472,579		472,579
Note Payable, net of current portion	—	—
Officer’s loan				501,576		501,576
Total Liabilities	$1,875,489	$(1,875,489)		$974,155		$974,155
Shareholders’ Equity
Preferred stock, $0.001 par value, 25,000,000 shares authorized, None issued
ORIGINAL CAPITAL STRUCTURE
Common stock, $0.001 par value, 100,000,000 shares authorized 7,555,244 issued and outstanding	7,556	(7,556)
Common stock, $0.001 par value, 200,000,000 shares authorized 95,225,000 shares issued and outstanding				95,225	(95,225)
AMENDED CAPITAL STRUCTURE
Common stock, $0.001 par value, 500,000,000 shares authorized, 197,559,423 issued and outstanding (2)		2,518	2,518		195,041	197,559
Additional paid-in-capital	2,364,648	(2,367,166)		60,042,959	(102,334)	59,940,625
Retained Earnings
(Accumulated Deficit)	(1,112,276)	1,112,276		(1,196,233)		(1,196,233)
Total shareholders’ equity	1,259,928	(1,259,928)		58,941,951		58,941,951
Total Liabilities & Shareholders’
Equity	$3,135,417	$(3,135,417)		$59,916,106		$59,916,106

FOOTNOTES

(1) Following escrow release, the anticipated dividend distribution of net proceeds from the sale of the software development business assets, is computed as follows:
Cash received net of deposits	$3,850,000
Less:
Tax on gain	(310,000)
Payment of liabilities, net	(600,000)
Expenses of the sales transaction	(125,000)
Add:
Proceeds from anticipated options exercised	82,000
Proceeds from small asset sales	25,000

Cash available for distribution	$2,922,000
(2) Reconciliation of common shares outstanding:
Common stock outstanding as of June 30, 2006	7,555,244

Shares outstanding after 3 for 1 reverse split	2,518,415
Issuance of common stock pursuant to share exchange agreement	195,041,008
Common stock outstanding upon completion of transaction	197,559,423

PRO FORMA UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

For the six months ended June 30, 2006

The following pro forma unaudited consolidated financial information gives effect to the sale of assets and the share exchange and assumes the transactions occurred as of January 1, 2006. The pro forma unaudited consolidated financial information is presented for illustrative purposes only. It is not necessarily indicative of the operating results or financial position that would have occurred if the asset sale and share exchange had been consummated at the beginning of the period indicated, nor is such information indicative of the future operating results or financial position of Bayshore after the asset sale and share exchange.

	Global Entertainment	(1) Adjustment for Sale of Global Entertainment Assets	(2) Global Entertainment Prior to Share Exchange	Bayshore	Effect of Exchange of Shares	Post Share Exchange
NET SALES	$2,135,753	$(2,135,753)

Cost of goods sold	813,628	(813,628)

GROSS PROFIT	1,332,125	(1,332,125)

OPERATING EXPENSES:
Sales and marketing	132,820	(132,820)
General and administrative	917,287	(917,287)		$426,759		$426,759

INCOME (LOSS) FROM OPERATIONS	272,018	(272,018)		(426,759)		(426,759)

Other Expenses
Interest Income	3,906	(3,906)
Interest Expense	(17,902)	17,902		(14,066)		(14,066)
Total Other Expenses	(13,996)	13,996		(14,066)		(14,066)
Net Income (Loss)	$258,022	$(258,022)		$(440,825)		$(440,825)
Income (Loss) per share:
Basic	$0.03	$0.03		$(0.005)		$(0.002)
Diluted (2)	$0.03	$0.03		$(0.005)		$(0.002)
Weighted Average Number of Shares Outstanding:
Basic	7,550,358	7,550,358		95,225,000	102,334,423	197,559,423
Diluted (2)	7,998,681	7,998,681		95,225,000	102,516,307	197,741,307

FOOTNOTES

(1) Represents the results of operations for the six months ended June 30, 2006, for Global Entertainment’s sale of the software development business assets.
(2) Excludes the gain on the asset sale computed, as of June 30, 2006, as follows:
Sale Price	$4,900,000
Financial Statement basis
In property, equipment and developed software	(2,373,384)
Foreign, federal and state taxes on the sale	(310,000)
Expenses	(125,000)

Gain on asset sale	$2,091,536

SCHEDULE

Per Share Information Before and After Share Exchange

	Bayshore		Global Shareholders
	Before(1)	After	Before(2)	After
Book Value per Share as of June 30, 2006	$0.307	$0.30	$0.50	0.298

Total Book Value as of June 30, 2006	58,941,951	58,941,951	1,259,928	751,370

Earnings (Loss) Per Share – 2006	$(0.00)	$(0.00)	$0.10	$(0.00)

Earnings (Loss) Per Share – 2005	$(0.00)	$(0.00)	$0.10	$(0.00)

____________

(1)

The Before per share amounts for Bayshore shareholders is based on 191,922,442 shares outstanding. The net effect is as if Bayshore declared a stock split which resulted in 195,352,733 shares outstanding and the exchange rate was 0.489-to-one.

(2)

Computed after the effect of a 3 for 1 reverse stock split.

PRO FORMA UNAUDITED BALANCE SHEET

Balance Sheet as of December 31, 2005

The following pro forma unaudited consolidated financial information gives effect to the sale of assets and the share exchange. This pro forma balance sheet assumes the transactions occurred as of December 31, 2005. The pro forma unaudited consolidated financial information is presented for illustrative purposes only. It is not necessarily indicative of the operating results or financial position that would have occurred if the asset sale and share exchange had been consummated at the beginning of the period indicated, nor is such information indicative of the future operating results or financial position of Bayshore after the asset sale and share exchange.

	Global Entertainment	Adjustment for Sale of Global Entertainment assets	Book Value of Global Entertainment Prior to Share Exchange	Book Value of Bayshore	Effect of Exchange of Shares	Post Share Exchange
ASSETS
CURRENT ASSETS
Cash and Cash Equivalents	$102,724	$(102,724)		$100,495		$100,495
Accounts Receivable, net	86,026	(86,026)
Prepaid Expenses	56,604	(56,604)
Other Current Assets	5,061	(5,061)
Total Current Assets	250,415	(250,415)		100,495		$100,495
Inventory, finished films	—	—		59,800,000		59,800,000
Property and equipment, net	456,064	(456,064)		121,134		121,134
Intangible assets, net	1,518,474	(1,518,474)
Other assets	133,097	(133,097)
Deposits				10,000		10,000
	$2,358,050	$(2,358,050)		$60,031,629		$60,031,629
LIABILITIES AND SHAREHOLDERS’EQUITY
CURRENT LIABILITIES
Accounts Payable and Accrued Expenses	$436,217	$(436,217)		$364,014		$364,014
Note Payable - current portion	131,937	(131,937)		33,938		33,938
Current portion of capital lease obligation	64,109	(64,109)
Foreign income taxes payable	84,802	(84,802)
Customer deposits	449,375	(449,375)
Deferred rent	16,854	(16,854)
Total Current Liabilities	1,183,294	(1,183,294)		397,952		397,952
Customer Deposits	295,500	(295,500)
Note Payable, net of current portion	—	—		55,706		55,706
Officer’s loan				195,195		195,195
Total Liabilities	$1,478,794	$(1,478,794)		$648,853		$648,853
Shareholders’ Equity
Preferred stock, $0.001 par value, 25,000,000 shares authorized, None issued
ORIGINAL CAPITAL STRUCTURE
Common stock, $0.001 par value, 100,000,000 shares authorized 7,536,256 issued and outstanding	7,536	(7,536)
Common stock, $0.001 par value, 200,000,000 shares authorized 95,225,000 shares issued and outstanding				95,225	(95,225)
AMENDED CAPITAL STRUCTURE
Common stock, $0.001 par value, 500,000,000 shares authorized, 197,559,423 issued and outstanding (2)		2,518	2,518		195,041	197,559
Additional paid-in-capital	2,242,018	(2,244,536)		60,042,959	(102,334)	59,940,625
Retained Earnings
(Accumulated Deficit)	(1,370,298)	1,370,298		(755,408)		(755,408)
Total shareholders’ equity	879,256	(879,256)		59,382,776		59,382,776
Total Liabilities & Shareholders’
Equity	$2,358,050	$(2,358,050)		$60,031,629		$60,031,629

FOOTNOTES

(1) Following escrow release, the anticipated dividend distribution of net proceeds from the sale of the software development business assets, is computed as follows:

Cash Received from sale, net of deposit	$3,850,000
Less:
Tax on gain	(310,000)
Payment of liabilities	(600,000)
Expenses of the sales transaction	(125,000)
Add:
Proceeds from anticipated options exercised	82,000
Proceeds from small asset sales	25,000
Cash available for distribution	$2,922,000

(2) Reconciliation of common shares outstanding:

Common stock outstanding as of December 31, 2005	7,535,256

Shares issued for warrant exercise February 2006	19,988
7,555,244

Shares outstanding after 3 for 1 reverse split	2,518,415

Issuance of common stock pursuant to share exchange agreement	195,041,008

Common stock outstanding upon completion of transaction	197,559,423

PRO FORMA UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

For the twelve months ended December 31, 2005

The following pro forma unaudited consolidated financial information gives effect to the sale of assets and the share exchange and assumes the transactions occurred as of January 1, 2005. The pro forma unaudited consolidated financial information is presented for illustrative purposes only. It is not necessarily indicative of the operating results or financial position that would have occurred if the asset sale and share exchange had been consummated at the beginning of the period indicated, nor is such information indicative of the future operating results or financial position of Bayshore after the asset sale and share exchange.

	Global Entertainment	(1) Adjustment for Sale of Global Entertainment assets	(2) Global Entertainment Prior to Share Exchange		Bayshore	Effect of Exchange of Shares	Post Share Exchange
NET SALES	$4,235,977	$(4,235,977)

Cost of goods sold	1,424,122	(1,424,122)
Proprietary software written off	186,563	(186,563)

GROSS PROFIT	2,625,292	(2,625,292)

OPERATING EXPENSES:
Sales and marketing	242,516	(242,516)
General and administrative	1,700,913	(1,700,913)			$733,246		$733,246
Settlement of estimated loss on Internet Security Services	(116,942)	116,942

INCOME (LOSS) FROM OPERATIONS	798,805	(798,805)			(733,246)		(733,246)

Other Expenses
Interest Income	10,877	(10,877)
Interest Expense	(73,349)	73,349			(9,773)		(9,773)
Gain (Loss) on disposal of assets	(23,512)	23,512
Total Other Expenses	(85,984)	85,984			(9,773)		(9,773)
Net Income (Loss)	$712,821	$(712,821)			$(743,019)		$(743,019)
Income (Loss) per share:
Basic	$0.09	$0.09			$(0.01)		$(0.004)
Diluted (3)	$0.08	$0.08			$(0.01)		$(0.004)
Weighted Average Numberof Shares Outstanding:
Basic	7,670,483	(7,670,483)	2,556,828	(4)	95,225,000	102,334,423	195,559,423
Diluted (3)	8,496,594	(8,496,594)	2,832,198	(4)	95,225,000	102,787,614	198,012,614

FOOTNOTES

(1) Represents the results of operations for the twelve months ended December 31, 2005, for Global Entertainment’s sale of the software development business assets.

(2) Excludes the gain on the asset sale computed, as of June 30, 2006, as follows:

Sale Price	$4,900,000
Financial Statement basis
In property, equipment and developed software	(2,373,384)
Foreign, federal and state taxes on the sale	(310,000)
Expenses	(125,000)
Gain on asset sale	$2,091,536

(3) Weighted average shares outstanding:

Common stock outstanding upon completion of transaction	197,559,423

Number of shares used in the basic and fully diluted earnings per share	197,559,423

Options available for exercise upon completion of the transaction have not been included in computing net loss per share as their inclusion would be anti-dilutive.

Total shares of common stock underlying options outstanding as of the effective date of the share exchange	451,191

Total shares of common stock and common stock underlying options outstanding as of the effective date of the share exchange	198,012,614

(4) Adjusted for 3 for 1 reverse stock split